UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2012

Ameris Bancorp

(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 First Street, S.E., Moultrie, Georgia		31768
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (229) 890-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 31, 2012, Ameris Bancorp (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) in Moultrie, Georgia. At the Annual Meeting, there were present in person or by proxy 18,866,871.247563 shares of the Company’s common stock, representing 79.23% of the total outstanding eligible votes. At the Annual Meeting, the Company’s shareholders (1) elected three members to the Board of Directors of the Company, (2) ratified the appointment of Porter Keadle Moore, LLP as the Company’s independent auditor for 2012, (3) approved the Company’s executive compensation on an advisory basis and (4) voted on an advisory basis on the frequency of an advisory vote on executive compensation. Each of the foregoing proposals was set forth and described in the Notice of Annual Meeting and Proxy Statement of the Company dated April 18, 2012. The voting results for each proposal are as follows:

1.	The following director nominees were elected by a plurality vote to serve as Class III directors until the annual meeting to be held in 2015:

Nominee	For	Authority Withheld	Broker Non-Votes

R. Dale Ezzell	15,580,406.71	256,116.54	3,030,348
Jimmy D. Veal	15,577,903.84	255,714.54	3,030,348
V. Wayne Williford	15,573,714.33	262,808.92	3,030,348

2.	Ratification of the appointment of Porter Keadle Moore, LLP, as the Company’s independent auditor for the fiscal year ended December 31, 2012 by a vote of 18,784,153.87 for, 78,727.87 against, 3,989.51 abstaining and 0 broker non-votes.

3.	Approval of the Company’s executive compensation on an advisory basis by a vote of 15,280,101.42 for, 224,368.24 against, 332,053.59 abstaining and 3,030,348 broker non-votes.

4.	Advisory votes on the frequency of the advisory vote on executive compensation of 10,631,416.37 for 1 year, 216,262.75 for 2 years, 4,807,596.24 for 3 years and 180,788.89 abstaining.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIS BANCORP

By:	/s/ Dennis J. Zember Jr.
Dennis J. Zember Jr.
Executive Vice President and Chief Financial Officer
(principal accounting and financial officer)

Dated: June 6, 2012